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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-38880) pertaining to the 1987 Stock Option Plan, the 1992 Non-employee Directors' Stock Option Plan, the 1997 Stock Option Plan, the 2000 Non-employee Directors' Stock Option Plan and the Advisory Agreements of our report dated January 30, 2004, except for Note 15, as to which the date is February 25, 2004, with respect to the consolidated financial statements of Tanox, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                             /s/ Ernst & Young LLP

Houston, Texas
March 10, 2004